UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------


                                    FORM 8-K


                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934




Date of report (Date of earliest event reported)       April 25, 2003
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                           Security Federal Corporation
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                (Exact Name of Registrant as Specified in Charter)


            South Carolina            0-16120             57-0858504
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(State or Other Jurisdiction        (Commission          (I.R.S. Employer
     of Incorporation)              File Number)          Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                 29801
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code         (803) 641-3000
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                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

          99.1     News Release of Security Federal Corporation dated April
                   25, 2003.


Item 9. Regulation FD Disclosure.


     On April 25, 2003, Security Federal Corporation issued its earnings release for the fiscal year ended March 31, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2003                  SECURITY FEDERAL CORPORATION




                                       /s/ Timothy W. Simmons
                                       -----------------------------
                                       Timothy W. Simmons
                                       Chief Executive Officer

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                                  Exhibit 99.1

                       News Release Dated April 25, 2003

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                                NEWS RELEASE

                               April 25, 2003

            SECURITY FEDERAL CORPORATION ANNOUNCES RECORD EARNINGS

Security Federal Corporation, parent company of Security Federal Bank, today announced record earnings of $3.2 million or $1.29 per share basic for the year ending March 31, 2003 compared to $2.5 million or $1.00 per share basic for the year ending March 31, 2002, an increase in earnings of 29%. On a fully dilutive basis, earnings per share were $1.26 and $0.98 for the years ending March 31, 2003 and 2002, respectively. For the quarter ending March 31, 2003, earnings were $773,000 or $0.31 per share basic and $0.30 per share dilutive compared to $712,000 or $0.29 per share basic and $0.28 per share dilutive for the three months ending March 31, 2002, an increase in earnings of 9%. Security Federal Corporation has achieved record earnings for the sixth consecutive year.

Net interest income increased $1.2 million for the year ending March 31, 2003 compared to the previous year, but decreased $113,000 for the last quarter of the year because of decreasing net interest margins. The provision for loan losses were $275,000 higher for the year and $150,000 lower for the year's last quarter compared to the previous year's same periods. During the year, other income increased $346,000 and $151,000 for the annual and quarterly periods respectively compared to the same periods for the previous year. General and administrative expenses increased $146,000 for the annual period and $115,000 for the three-month period ended March 31, 2003 compared to the previous year's periods. The increases in general and administrative expenses are due primarily to normal annual salary increases. During the year, total assets increased 18% to $444.9 million, net loans increased 4% to $243.2 million, and deposits increased 16% to $358.5 million.

Security Federal Bank has eleven full service branches located in Aiken, Clearwater, Denmark, Graniteville, Langley, North Augusta, Wagener, and West Columbia, South Carolina. Ground was recently broken for a new full service branch in Lexington, South Carolina, which is scheduled to open in the summer of 2003. The Bank's three wholly owned subsidiaries, Security Federal Trust, Security Federal Investments, and Security Federal Insurance, offer a full scope of trust, investments, and insurance services, including financial and retirement planning.



For additional information contact Roy Lindburg (803) 641-3070

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